 Exhibit 10.3

WARRANT AGREEMENT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE EXERCISED, SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. 2012-___	_______________
The “Holder”

ENSERVCO CORPORATION

COMMON STOCK PURCHASE WARRANT

1. Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by ENSERVCO CORPORATION, a Delaware corporation (the “Company”), the Holder named above or registered and permitted assigns (collectively the “Holder”) is hereby granted the right to purchase at any time until 5:00 P.M., Mountain time, on November 30, 2017 (the “Expiration Date”), _____________ fully paid and nonassessable shares of the Company’s Common Stock, $0.005 par value per share (the “Common Stock”), at an initial exercise price per share (the “Exercise Price”) of $0.55 per share, subject to further adjustment as set forth herein.

2. Exercise of Warrants. This Warrant is exercisable in whole or in part at any time and from time to time prior to the Expiration Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 9 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph. The date such Notice of Exercise is faxed or delivered to the Company shall be the “Exercise Date,” provided that the Holder of this Warrant tenders this Warrant to the Company within five business days thereafter. If the Holder elects to exercise only a portion of his Warrant, the Company shall issue to the Holder a new Warrant representing the remaining unexercised Warrants.

(a) The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased within 10 days.

(b) The Holder has the option of paying the Exercise Price per share of Common Stock for the shares then being exercised either in cash or by certified or official bank check. In addition, in lieu of exercising this Warrant in the manner specified by the foregoing, the Holder may from time to time convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate fair market value of the shares of Common Stock (as determined by reference to the Company’s publicly traded shares of Common Stock) issuable upon exercise of this Warrant minus the aggregate Exercise Price of such shares of Common Stock by (b) the fair market value of one share of Common Stock.

3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the “Warrant Shares”).

4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6. Protection Against Dilution and Other Adjustments.

6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to Section 6.2, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock that the Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock that the Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, extraordinary dividend of cash or other assets, reclassification of the Common Stock, recapitalization, merger or consolidation, sale of assets or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

6.3 No Adjustment for Spin Off, Merger, or Other Events. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of substantially all of its business or operations or disposes all or of a part of its assets in a transaction, merges with another entity the result of which the Company has been acquired by such other entity (not including a merger simply for the purpose of reincorporation), or engages in another transaction, the result of which the Common Stock is no longer registered under the Securities Exchange Act of 1934, the holder of this Warrant will be entitled to no other consideration upon the completion of such transaction; provided that the Warrant will for all purposes will be assumed by the surviving entity of such transaction and will remain outstanding and an obligation of such surviving entity. In the event of such a transaction, the Company shall give the Holder not less than 30 days’ notice of the Company’s intention to complete such transaction, and the Holder may elect whether to exercise this Warrant during that period.

6.4 Purchase Price Reset.

(a) Except in the case of Exempt Issuances (described below), if the Company (on or before October 31, 2014) issues or sells any shares of Common Stock or any Common Stock Equivalent (as defined below) pursuant to which shares of Common Stock may be acquired or issued at a price less than $0.35 per share (equitably adjusted for stock splits, stock dividends, reverse stock splits and other similar events) (a “Dilutive Issuance”), then the purchase price for the shares which might be acquired upon the exercise hereof shall be adjusted to the volume-weighted average price of the underlying Common Stock for the ten trading days ending immediately prior to such date and the Company shall promptly notify the Holder of such adjustment. Such Dilution Adjustment shall be made successively whenever such an issuance is made. Notwithstanding the foregoing, this Section 6.4 shall not apply in respect of an Exempt Issuance (as defined below).

(b) For the purposes of this Agreement, “Common Stock Equivalent” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(c) For the purposes of this Agreement, “Exempt Issuance” means the issuance of (A) shares of Common Stock options or similar awards to employees, officers, consultants or directors of the Company pursuant to any equity incentive plan of the Company, (B) securities upon the exercise or exchange of or conversion of any Securities issued hereunder or upon the acceptance of any subscription agreement substantially similar hereto on or before November 30, 2012, (C) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement included in the Company’s reports filed with the Securities and Exchange Commission, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities below $0.35 per share (adjusted as above), and (D) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation of all or substantially all of the assets, securities or business division of another entity so long as such issuances are not for the principal purpose of raising capital.

7. Exercise and Transfer to Comply with the Securities Act; Registration Rights.

7.1 Exercise and Transfer. This Warrant has not been registered under the Securities Act of 1933, as amended, (the “Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. This Warrant may not be exercised, and neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such transaction or an opinion of counsel or other evidence reasonably satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section 7.

7.2 Registration Rights. (a) In addition to the rights provided under the Registration Rights Agreement, the Holder shall have piggy-back registration rights with respect to the Warrant Shares then held by the Holder or then subject to issuance upon exercise of this Warrant (collectively, the “Remaining Warrant Shares”), subject to the conditions set forth below. If, at any time, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company’s stock (other than a registration on Form S-4, S-8 or other inappropriate form), the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten business days after receipt of such notice, to demand inclusion of all or a portion of the Holder’s Remaining Warrant Shares in such registration statement. If the Holder exercises such election, the Remaining Warrant Shares so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder for the sale of the Remaining Warrant Shares and the expenses of counsel or other consultants retained by the Holder).

(b) When the Company provides the Holder notice of the availability of piggy-back registration rights for the Remaining Warrant Shares, the Company will advise the Holder whether the proposed offering is underwritten on a best-efforts or firm-commitment basis (and the name of the underwriter if the offering is underwritten). The Company will also advise the Holder whether there will be any requirement for the Holder to provide information to the Company for inclusion in the registration statement (the “Registration Statement”) and whether the Company will require a mutual indemnification agreement with the Holder in connection with the registration statement (and provide a form of any such agreement that may be required). It will be a condition of the Holder’s right to participate in any Registration Statement that the Holder execute and return such indemnification agreement and other documents and provide information to the Company as the Company may reasonably request. If the Registration Statement relates to an offering that is underwritten, upon written request by the underwriter (a copy of which the Company must provide to the Holder, the Company may: (i) reduce the number of Remaining Warrant Shares that can be registered on behalf of the Holder; (ii) delay the ability of the Holder to sell any Remaining Warrant Shares included in the Registration Statement in public or private transactions; and (iii) require that the Holder sell the any Remaining Warrant Shares included in the Registration Statement through the underwriter or a designee of the underwriter. To the extent the underwriter proposes a plan of distribution in the Registration Statement that conflicts with any plan of distribution requested by the Holder, the Company may modify the Holder’s plan of distribution to be consistent with that of the underwriter.

(c) The Company shall advise the Holder:

(i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Remaining Warrant Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading.

(d) The Company shall furnish to the Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the SEC.

(e) The Holder shall suspend, upon request of the Company, any disposition of Remaining Warrant Shares pursuant to the Registration Statement and prospectus contemplated by this Section:  (i) during any period the Company requires in connection with a primary underwritten offering of equity securities; (ii) during any period when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable as recommended by outside legal counsel; or (iii) when the Company advises the Holder that the Company is filing a post-effective amendment to the Registration Statement to remove unsold shares, and the Holder shall promptly notify the Company of the number of Remaining Warrant Shares registered which remain unsold immediately upon receipt of such notice from the Company. Notwithstanding anything herein to the contrary, the Company agrees that any such suspension(s) shall not exist for more than 90 days (without regard as to whether they are consecutive) in any 365 day period.

(f) The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to this Section as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

(g) The Holder’s rights under this Section shall expire at such time as the Holder can sell all of the Remaining Warrant Shares in compliance with Rule 144 without volume or other restrictions or limit.

(h) Holder may assign ownership of a portion or all of his warrants, with the same terms and conditions, to one or more individuals or entities provided any such assignment complies with the requirements of the Securities Act of 1933 and applicable state law and, to the extent the Holder claims an exemption from registration for such assignment, it is the Holder’s obligation to establish the basis for such exemption(s), the establishment of which must be to the reasonable satisfaction of the Company.

8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

(i)   if to the Company, to:

Enservco Corporation

501 South Cherry Street, Suite 320

Denver, CO 80246

Attn: President

Telephone No.: (866) 998-8731

(ii)   if to the Holder, to the address included in the Company’s records.

Any party may be notice given in accordance with this Section 9 if any of the parties designates another address or person for receipt of notices hereunder.

9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

10. Dispute Resolution.

(i)                 Mediation Followed by Binding Arbitration. The parties agree to resolve “Disputes” (as defined below) by submitting the Dispute to mediation in the State of New York, and if the Dispute is not resolved through mediation, then it shall be submitted for final and binding arbitration under the American Arbitration Association, the site of which arbitration shall be New York, NY. Any party to this Agreement may commence mediation by providing to the other parties a written request for mediation, setting forth the subject of the Dispute and the relief requested. The parties will cooperate with one another in selecting a mediator and in scheduling the mediation proceedings promptly, not later than 20 days after such request for mediation. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts, and attorneys, and by the mediator, are confidential, privileged, and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Any party may initiate arbitration with respect to the Disputes submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, any arbitration initiated under this Clause shall be conducted by a single arbitrator. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. The provisions of this Clause may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees, and expenses, including attorney fees, to be paid by the party against whom enforcement is ordered.

(ii)               For the purposes of the preceding paragraph, the term “Dispute” means all claims, disputes, or other controversies arising out of, or relating to, this Agreement, and any other claims, disputes, or controversies arising out of or relating to the management or operations under this Agreement or the obligations of either of the parties as described herein (hereinafter collectively referred to as a “Dispute”).

(iii)             This Warrant is made under, shall be construed in accordance with, and shall be governed by the laws of the State of New York without regard to conflicts of laws principles.

11. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of October 31, 2012 as approved by the board of directors on October 24, 2012.

ENSERVCO CORPORATION

By: __________________________________________
Rick D. Kasch, President and
Chief Financial Officer

NOTICE OF EXERCISE OF WARRANT

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of ______________, __________________, to purchase shares of the Common Stock, $0.005 par value, of ENSERVCO CORPORATION and tenders herewith payment in accordance with said Common Stock Purchase Warrant.

_	CASH: $ _______________________	= (Exercise Price x Exercise Shares)

Payment is being made by:
_ enclosed check
_ wire transfer
_ wire transfer

_	OTHER: _______________________	(describe)

I understand that I may only exercise this Warrant if there is a registration statement relating to the exercise of this Warrant that is effective under federal and applicable state law, or alternatively if there is an exemption from registration available under federal and applicable state (which exemption must be established to the satisfaction of the Company). In each case, I understand that the Company may require that I provide it information regarding my financial status, state of residence, and other information necessary to determine whether the exercise is subject to an effective registration statement or to determine whether an applicable exemption is available. To the extent required by the Company to establish an exemption from registration, I will provide the Company information as to my status as an accredited investor and execute a subscription agreement in the form requested by the Company provided that form is reasonably consistent with industry custom and practice.

Please deliver the stock certificate to:

Dated:

[Name of Holder]

By: